UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 7, 2016

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On April 13, 2016, Pier 1 Imports, Inc. (the “Company”) issued a press release announcing the Company’s financial results for the fourth quarter and fiscal year ended February 27, 2016. A copy of this press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report pursuant to this “Item 2.02 Results of Operations and Financial Condition” is being furnished. The information in this Item of Form 8-K and on Exhibit 99.1 attached hereto shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 7, 2016, the Compensation Committee and the Board of Directors of the Company approved the Company’s short- and long-term incentives for executive officers for fiscal year 2017.

The Company’s president and chief executive officer Alexander W. Smith informed the Compensation Committee and the Board of Directors that he will not be accepting an equity award in fiscal 2017.  Mr. Smith stated that he believes his substantial ownership of the Company’s common stock sufficiently aligns his interests with other shareholders and continues to motivate him to enhance the value of the Company.  The Compensation Committee and the Board of Directors believe Mr. Smith’s decision to voluntarily reduce his compensation demonstrates accountable leadership and is a productive step towards alignment of chief executive officer compensation with that of the other named executive officers.

Mr. Smith will be eligible to receive a short-term incentive for fiscal year 2017.  The Company’s chief financial officer Jeffrey N. Boyer, and named executive officers Michael R. Benkel, Laura A. Coffey and Catherine David, will each be eligible to receive short- and long-term incentives for fiscal year 2017.

The short-term incentive provides for the executive’s receipt of a performance-based cash award pursuant to the Pier 1 Imports, Inc. 2015 Stock Incentive Plan, which allows for cash performance awards in addition to stock based awards.

Eighty percent of the incentive is based on the Company’s achievement of targeted adjusted consolidated operating cash earnings before interest, taxes, depreciation and amortization from all domestic and international operations, but not including discontinued operations, unusual or non-recurring charges nor recurring non-cash items.  This performance measure is referred to as the "Profit Goal".

Twenty percent of the incentive is based on a performance measure of the Company’s targeted merchandise margin dollars.  This performance measure is referred to as the “Merchandise Margin Dollars Goal”.

The short-term cash incentive for each of the executive officers identified above is expressed as a percentage of the executive's fiscal year 2017 annual base salary. Mr. Smith's annual incentive potential is 115% of his annual base salary and each other executive's annual incentive potential is 75% of her or his annual base salary.

Eighty percent of the short-term cash incentive is designed to provide a cash payment on the following basis:

  30% of the executive officer's annual incentive potential if the Company satisfies the threshold annual Profit Goal, increasing to
  100% of the executive officer's annual incentive potential if the Company satisfies the target annual Profit Goal, increasing to
  200% of the executive officer's annual incentive potential if the Company satisfies the maximum annual Profit Goal.

Twenty percent of the short-term cash incentive is designed to provide a cash payment on the following basis:

  30% of the executive officer's annual incentive potential if the Company satisfies the threshold annual Merchandise Margin Dollars Goal, increasing to
  100% of the executive officer's annual incentive potential if the Company satisfies the target annual Merchandise Margin Dollars Goal, increasing to
  200% of the executive officer's annual incentive potential if the Company satisfies the maximum annual Merchandise Margin Dollars Goal.

Earned cash incentives are payable with respect to fiscal year 2017 based upon the achievement of the performance measures for fiscal year 2017 within the above ranges.  The executive officer must be employed by Pier 1 Imports on the last day of the applicable performance period to receive an award.

The long-term incentive provides the opportunity to receive restricted stock awards pursuant to the Pier 1 Imports, Inc. 2015 Stock Incentive Plan. Each of the Company’s executive officers identified above other than Mr. Smith will be granted a fiscal year 2017 long-term equity incentive award of restricted stock as follows:

  Approximately 40% of the shares will vest one-third per year on the anniversary date of the grant;
  Approximately 30% of the shares will cliff vest within a range of 50% - 200% of such shares after the Company’s fiscal year 2019 based upon the Company’s achievement of a cumulative Profit Goal for fiscal years 2017, 2018 and 2019 exceeding a threshold level (“Profit Goal Shares”); and
  Approximately 30% of the shares will cliff vest within a range of 50% - 200% of such shares at the end of the Company’s fiscal year 2019 based on the Company’s average return on invested capital for fiscal years 2017, 2018 and 2019 exceeding a threshold level (“ROIC Shares”).

Both the Profit Goal Shares and the ROIC Shares earned at the end of fiscal 2019 are subject to an increase or decrease of a maximum of 10% based on the Company’s total shareholder return relative to its peer group companies using the average closing stock price of the Company and the peer group companies during the twenty trading days at the beginning of fiscal year 2017 and the average closing stock price during the twenty trading days at the end of fiscal year 2019.  The peer group is comprised of the companies in the Russell 1000 Specialty Retail Index, with the addition of any other specialty retailers included in the Company’s peer group for executive compensation purposes.

Each executive officer must be employed by Pier 1 Imports on the grant date and each vesting date to receive the award.

Item 7.01    Regulation FD Disclosure.

On April 7, 2016, the Company issued a press release announcing that April 25, 2016, is the record date for its Annual Meeting of Shareholders to be held June 23, 2016.  A copy of this press release is attached hereto as Exhibit 99.2.

On April 13, 2016, the Company issued a press release announcing the Company’s declaration of a quarterly cash dividend. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1

Press release dated April 13, 2016, announcing the Company’s financial results for the fourth quarter and fiscal year ended February 27, 2016, and the Company’s declaration of a quarterly cash dividend.

99.2	Press release dated April 7, 2016, announcing the Company’s Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	April 13, 2016	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice President
Compliance and General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release dated April 13, 2016, announcing the Company’s financial results for the fourth quarter and fiscal year ended February 27, 2016, and the Company’s declaration of a quarterly cash dividend.

99.2	Press release dated April 7, 2016, announcing the Company’s Annual Meeting of Shareholders.